UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37508	27-0395455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NEOS	The NASDAQ Global Market

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 2, 2019, Neos Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Neos Therapeutics Brands, LLC and Neos Therapeutics, LP (together, with the Company, the “Borrowers”), Neos Therapeutics Commercial, LLC and PharmaFab Texas, LLC (together, the “Loan Party Obligors”), Encina Business Credit, LLC, as agent (“Agent”), and lenders who become parties to the Loan Agreement from time to time (“Lenders”). Under the Loan Agreement, the Lenders will extend up to $25 million in secured revolving loans to the Borrowers (the “Revolving Loans”), of which up to $2.5 million may be available  for short-term swingline loans. The credit becomes available to the Borrowers upon request following satisfaction of certain conditions precedent. As security for the Borrowers’ obligations under the Loan Agreement, the Borrowers and Loan Party Obligors granted the Lenders (subject to the terms and conditions of the Intercreditor Agreement (as defined below)) a first priority security interest on certain of the Borrowers’ assets.

The Revolving Loans under the Loan Agreement bear interest at a variable rate through maturity at one-month London Interbank Offered Rate (“LIBOR”), plus an applicable margin of 4.50%.  In the event that LIBOR is discontinued or specified other events occur impacting the ability of the lenders to utilize LIBOR for the Revolving Loans, or upon the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement), the interest rate following such event will be based on the Base Rate (as defined in the Loan Agreement), plus an applicable margin of 3.50%. In addition, the Borrowers are required to pay an unused line fee of 0.50% of the average unused portion of the Maximum Revolving Facility Amount (as defined in the Loan Agreement) during the immediately preceding month. Interest is payable monthly in arrears, upon a prepayment of a Loan (as defined in the Loan Agreement), and on the maturity date.  The Loan Agreement provides that the maturity date is May 11, 2022.

The Borrowers may permanently terminate the Revolving Loan facility by prepaying all outstanding principal amounts and accrued interest at any time, subject to at least five (5) business days prior written notice to the Agent and the payment of a prepayment fee equal to (i) 2.0% of the aggregate principal amount prepaid if such prepayment occurs on or before October 2, 2020, (ii) 1.0% of the aggregate principal amount prepaid if such prepayment occurs after October 2, 2020, but before October 2, 2021, and (iii) 0.5% of the aggregate principal amount prepaid if such prepayment occurs after October 2, 2021 but before May 11, 2022.

The Loan Agreement contains customary affirmative covenants, negative covenants and events of default, as defined in the Loan Agreement, including covenants and restrictions that, among other things, require the Borrowers to satisfy certain capital expenditure and other financial covenants, and restrict the ability of the Borrowers to incur liens, incur additional indebtedness, engage in mergers and acquisitions, or make asset sales without the prior written consent of the Lenders.  A failure to comply with these covenants could permit the Lenders to declare the Borrowers’ obligations under the Loan Agreement, together with accrued interest and fees, to be immediately due and payable, plus any applicable additional amounts relating to a prepayment or termination, as described above.

The Company expects to use the net proceeds of any Revolving Loans for working capital and general corporate purposes.

In addition, in connection with the Loan Agreement, the Borrowers entered into on October 2, 2019, a Fourth Amendment to Facility Agreement (“Fourth Amendment”), dated as of May 11, 2016, with Deerfield Mgmt, L.P., Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. (the “Deerfield Parties”).  Under this Fourth Amendment, which amended the Facility Agreement, dated as of May 11, 2016 (as previously amended, the “Facility Agreement”), the Borrowers restated their representations and warranties made to the Agent and the Lenders under the Facility Agreement in favor of the Deerfield Parties and made additional representations and warranties consistent with those in the Facility Agreement.  In addition, the affirmative covenants, negative covenants and events of default contained in the Facility Agreement were expanded to conform to applicable provisions in the ABL Loan Agreement.

The foregoing descriptions of the Loan Agreement and Fourth Amendment, and the description of the Intercreditor Agreement contained within Item 8.01 below do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement, Fourth Amendment, and Intercreditor Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and Item 8.01 below is incorporated herein by reference.

Item 8.01                                           Other Events.

In connection with entering into the Loan Agreement, the Loan Party Obligors and the Borrowers have acknowledged and agreed to the terms of that certain Intercreditor Agreement (the “Intercreditor Agreement”), by and between the Agent, Deerfield Mgmt, L.P., and certain creditors, including Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P.  The Intercreditor Agreement, among other things, confirms the relative priorities of the liens on the collateral that secures the Loan Agreement and that certain Facility Agreement dated as of May 11, 2016, by and between the Company, as a borrower, each of the Company’s subsidiaries, and the lenders named therein, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits:

10.1

Loan and Security Agreement, dated as of October 2, 2019, by and between Neos Therapeutics, Inc., Neos Therapeutics Brands, LLC and Neos Therapeutics, LP, as borrowers, Neos Therapeutics Commercial, LLC and PharmaFab Texas, LLC, as Loan Party Obligors, Encina Business Credit, LLC, as agent, and lenders listed therein as lenders.

10.2	Fourth Amendment to the Facility Agreement, dated as of October 2, 2019, by and between Deerfield Private Design Fund III, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Mgmt, L.P.

10.3

Intercreditor Agreement, dated as of October 2, 2019, by and between the Agent, Deerfield Mgmt, L.P., and certain creditors, including Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Loan and Security Agreement, dated as of October 2, 2019, by and between Neos Therapeutics, Inc., Neos Therapeutics Brands, LLC and Neos Therapeutics, LP, as borrowers, Neos Therapeutics Commercial, LLC and PharmaFab Texas, LLC, as Loan Party Obligors, Encina Business Credit, LLC, as agent, and lenders listed therein as lenders.

10.2	Fourth Amendment to the Facility Agreement, dated as of October 2, 2019, by and between Deerfield Private Design Fund III, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Mgmt, L.P.

10.3

Intercreditor Agreement, dated as of October 2, 2019, by and between the Agent, Deerfield Mgmt, L.P., and certain creditors, including Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOS THERAPEUTICS, INC.

	By:	/s/ Gerald McLaughlin
	Name:	Gerald McLaughlin
	Title:	President and Chief Executive Officer
Date: October 3, 2019